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                                                                     Exhibit 5.1

                                June 13, 2001


Abraxas Petroleum Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas  78232


            Re: Registration Statement on Form S-4 filed by Abraxas Petroleum Corporation

Dear Sirs:

        We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the exchange offer (the "Offer") by Abraxas Acquisition Corporation, an Alberta corporation and wholly-owned subsidiary of the Company, for all of the issued and outstanding common shares of Grey Wolf Exploration Inc., an Alberta corporation (Grey Wolf"). We have also acted as counsel to the Company in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of up to 3,968,488 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued in the Exchange Offer.

      We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of Abraxas and public officials, and other instruments as we have deemed necessary to express the opinion hereinafter set forth. In expressing our opinion as to the valid issuance of the Common Stock, we express no opinion as to compliance with federal and state securities laws.

      Based upon the foregoing, it is our opinion that the Common Stock to be sold as described in the Registration Statement has been duly and validly authorized for such sale and, when so sold and delivered, will be validly issued, fully paid and nonassessable.

       The opinion expressed herein is limited to the laws of the State of Texas, the corporation laws of the State of Nevada, and the federal laws of the United States.

        We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issue and sale of the Common Stock (including specifically the reference contained under the caption "Legal Matters") and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                    Yours very truly,

                                    COX & SMITH INCORPORATED


                                    By: /s/STEVEN R. JACOBS
                                        -------------------------------
                                        Steven R. Jacobs,
                                        For the Firm